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                                                                   Exhibit (h2)

               AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

This AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT (the "Amendment") is dated as of May 1, 2006 by and between each of the entities listed on Appendix A hereto (each a "Fund" and collectively the "Funds") and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

         WHEREAS, the Funds and the Bank have entered into a Transfer Agency and Service Agreement dated August 15, 2003, as amended from time to time (the "Transfer Agency Agreement");

         WHEREAS, the Funds and the Bank desire to amend the Transfer Agency Agreement subject to the terms and conditions set forth herein;

         WHEREAS, the Funds and the Bank have mutually agreed to certain modifications to the Transfer Agency Agreement;

         NOW, THEREFORE, the Funds and the Bank hereby agree to amend the Transfer Agency Agreement as follows:

1. AMENDMENT.

         Section 16.1 of the Transfer Agency Agreement is hereby amended by deleting the lead-in paragraph of such Section 16.1 in its entirety and replaced with the following new language:

         "16.1 The term of this Agreement shall continue through February 28, 2007 (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless written notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety (90) days prior to the expiration of the Initial Term or any Renewal term, as the case may be."

2. MISCELLANEOUS.

         (a) Except as amended hereby, the Transfer Agency Agreement shall remain in full force and effect.

         (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [Remainder of Page Intentionally Left Blank]
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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as an instrument under seal by its officer thereunto duly authorized as of the date first above written.


                                         EACH ENTITY LISTED ON APPENDIX A HERETO

                                         By:   /s/ Tina M. Leiter
                                               --------------------------------
                                         Name: Tina M. Leiter
                                         Title:
                                         Date: 7/24/06
                                               --------------------------------


                                         INVESTORS BANK & TRUST COMPANY

                                         By:   /s/ Stephen  DeSalvo
                                               --------------------------------
                                         Name: Stephen DeSalvo
                                         Title: Managing Director
                                         Date:  7/24/06
                                               --------------------------------